                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  GBC Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

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     (4)  Date Filed:

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

                                  GBC BANCORP
                             800 WEST SIXTH STREET
                         LOS ANGELES, CALIFORNIA 90017

TO THE SHAREHOLDERS OF GBC BANCORP:

     NOTICE IS HEREBY GIVEN That, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of GBC Bancorp ("Bancorp") will be held in the Corporate Board Room of Bancorp, located at 800 West Sixth Street, 15th Floor, Los Angeles, California 90017, on Thursday, April 24, 1997 at 4:00 p.m., for the purpose of considering and voting on the following matters:

     1. ELECTION OF DIRECTORS. To elect seventeen directors to serve for the ensuing year.

     2. OTHER BUSINESS. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on February 28, 1997 as the record date for determination of shareholders entitled to notice of, and the right to vote at the Meeting.

     YOU ARE URGED TO VOTE IN FAVOR OF THE PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE BANCORP'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY IN WRITING TO THAT EFFECT, BY FILING WITH HIM A LATER DATED PROXY, OR BY VOTING IN PERSON AT THE MEETING.

                                          By Order of the Board of Directors

                                       (SIG)

                                          Peter Wu
                                          Secretary

Dated: March 24, 1997
(LOGO)

                                PROXY STATEMENT

                                  GBC BANCORP

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 24, 1997

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of the Proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of GBC Bancorp ("Bancorp") to be held on Thursday, April 24, 1997 at 4:00 p.m., at the Corporate Board Room of Bancorp, 800 West Sixth Street, 15th Floor, Los Angeles, California 90017, and at any adjournment thereof.

     It is expected that this Proxy Statement and accompanying Notice and form of Proxy will be mailed to shareholders on or about March 24, 1997.

     The matters to be considered and voted upon at the Meeting will be:

     1. ELECTION OF DIRECTORS. To elect seventeen directors to serve for the ensuing year.

     2. OTHER BUSINESS. To transact such other business as may properly come before the meeting and any adjournments thereof.

REVOCABILITY OF PROXIES

     A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Bancorp an instrument revoking it or a duly-executed Proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person, and voting in person at the Meeting. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions on the Proxy. If no instruction is specified with regard to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendations of management. Abstentions and broker non-votes are not considered votes cast.

PERSONS MAKING THE SOLICITATION

     This solicitation of Proxies is being made by the Board of Directors of Bancorp. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by Bancorp. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors, and employees of Bancorp may solicit Proxies personally or by telephone without receiving special compensation therefor. Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy materials to their principals. In addition, Bancorp may utilize the services of individuals or companies not regularly employed by Bancorp in connection with the solicitation of Proxies, if Management of Bancorp determines that this is advisable.

                               VOTING SECURITIES

     There were issued and outstanding 6,782,729 shares of Bancorp's common stock ("Common Stock") on February 28,1997 which has been fixed as the record date (the "Record Date") for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting. Each holder of Bancorp's Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock held as of the Record Date on any matter submitted to the vote of the shareholders.

           SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BY MANAGEMENT

     The following table sets forth, as of January 31, 1997, the number and percentage of shares of the Bancorp's outstanding Common Stock beneficially owned, directly or indirectly, by each of the Bancorp's directors, and the executive officers included in the Summary Compensation Table set forth under the caption "EXECUTIVE COMPENSATION" on page 7, and by the directors and officers as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which director, principal shareholder, or officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of January 31, 1997. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of Bancorp.

                                       AMOUNT AND NATURE OF
         BENEFICIAL OWNER              BENEFICIAL OWNERSHIP      PERCENTAGE OF CLASS
-----------------------------------    ---------------------     --------------------
Eric W. Chang (aka Eric W. John)               121,000                          1.68%
Helen Y. Chen                                  203,280(1)                       2.82%
Thomas C. T. Chiu                               66,550(2)                       0.92%
Stephen Huang                                  145,920(3)                       2.02%
Chuang-I Lin                                    40,000(4)                       0.55%
Ko-Yen Lin                                      88,375(5)                       1.23%
Ting Y. Liu                                    223,893(6)                       3.11%
Alan Thian                                      68,996(7)                       0.96%
John Wang                                      301,110(8)                       4.18%
Kenneth C. Wang                          see Footnote (8)            see Footnote (8)
Chien-Te Wu                                     89,740                          1.24%
Julian Wu                                       49,097(9)                       0.68%
Li-Pei Wu                                      482,148(10)                      6.72%
Peter Wu                                       263,988(11)                      3.89%
Ping C. Wu                                     336,052(12)                      4.66%
Walter Wu                                       80,665(13)                      1.12%
Chin-Liang Yen                                 220,661(14)                      3.06%
23 Present Directors and Officers
  as a group                                     2,816,839                     39.07%

---------------

 (1) Includes 179,250 shares held by the Helen Y. Chen Revocable Living Trust, Helen Y. Chen, Trustee, as to which shares Ms. Chen has sole voting and investment powers. Also includes 24,030 shares held by Ms. Chen's children in their own names, as to which shares Ms. Chen has shared voting and investment powers.

 (2) Includes 41,140 shares held jointly with Dr. Chiu's spouse and 8,470 shares held by Dr. Chiu's spouse in her own name, as to which shares Dr. Chiu has shared voting and investment powers, and 12,100 shares owned by Dr. Chiu's Pension Fund.

 (3) Includes 9,190 shares held by Mr. Huang's children in their own names, as to which shares Mr. Huang has voting and investment powers. Also includes 1,815 shares held by Mr. Huang's children under the California Uniform Transfers to Minors Act, Stephen C. Huang, Custodian.

 (4) These shares are owned by Myriad Capital, Inc., which is 95% owned by Mr. Lin, as to which shares Mr. Lin has shared voting and investment powers.

 (5) Includes 8,375 shares held on behalf of Mr. Lin by Capital World Securities Corp.

 (6) Includes 222,078 shares held jointly with Mr. Liu's spouse, and 1,815 shares held by Jade Realty Pension Trust which is 100% owned by Mr. Liu, as to which shares Mr. Liu has voting and investment powers. Does not include 26,734 shares held by Mr. Liu's children in their own names, as to which shares Mr. Liu disclaims beneficial ownership.

 (7) Includes 68,270 shares held on behalf of Mr. Thian by TradeStar Investments, Inc., 726 shares held by Mr. Thian's child under the California Uniform Transfers to Minors Act, Alan Thian, Custodian.

 (8) John Wang and Kenneth Wang both have shared voting and investment powers as to all 301,110 shares owned by The Wang Partnership. John Wang serves as Vice President, Real Estate Division, and Kenneth Wang serves as Executive Vice President of The Wang Partnership.

 (9) Includes 3,630 shares held by Unison Investment of which Mr. Wu is the General Partner. Does not include 1,210 shares held by Mr. Wu's children in their own names, as to which shares Mr. Wu has no voting and investment powers. Also does not include 182,594 shares held by Mr. Wu's brothers and sisters in their own names, as to which shares Mr. Wu holds a power of attorney to vote in accordance with their instructions. Mr. Wu disclaims beneficial ownership of these shares.

(10) Includes 9,075 shares held jointly with Mr. Wu's spouse, as to which shares Mr. Wu has shared voting and investment powers, and 47,190 shares held on behalf of Mr. Wu by Merrill Lynch, Pierce, Fenner & Smith, Inc. Also includes 396,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(11) Includes 254,308 shares held under Wu Trust UA 6-19-91. Does not include 13,004 shares held by Mr. Wu's children under the California Uniform Transfers to Minors Act, Chong Hwei Wu, Custodian, as to all of which shares Mr. Wu has no voting and investment powers. Also includes 9,680 shares subject to options presently exercisable or which will become exercisable within 60 days.

(12) Includes 88,732 shares owned by President Global Corp., as to which shares Mr. Wu has sole voting and investment powers. Also includes 93,918 shares held jointly with Mr. Wu's spouse, 10,587 shares held by Mr. Wu's spouse in her own name, and 8,333 shares held by Mr. Wu's children in their own names, as to all of which shares Mr. Wu has shared voting and investment powers. Also includes 36,170 shares held by Mr. Wu's son under his own name.

(13) Includes 20,165 shares held jointly with Mr. Wu's spouse and 12,100 shares held by Mr. Wu's spouse as trustee, as to which shares Mr. Wu has shared voting and investment powers.

(14) Includes 160,770 shares held jointly with Ms. Yen's spouse and 31,460 shares held by Ms. Yen's children in their own names, as to which shares Ms. Yen has shared voting and investment powers. Also includes 28,431 shares held by Ms. Yen's children under the California Uniform Transfers to Minors Act, Chin L. Yen, Custodian.

BY OTHERS

     FMR Corp. of 82 Devonshire Street, Boston, Massachusetts 02109 has reported in a filing on Schedule 13G under the Securities Exchange Act of 1934, as amended, that it beneficially owns 501,700 shares of Bancorp's Common Stock, constituting 7.44% of Common Stock outstanding as of December 31, 1996. According to such filing, FMR Corp. has no sole or shared voting power over any share but has sole dispositive power over 501,700 shares. Edward C. Johnson 3rd is Chairman of FMR Corp. According to such filing, members of his family and trusts for their benefit represent approximately 49% of the voting power of FMR Corp. Through their ownership of voting common stock and the execution of the shareholders' voting agreement, Johnson family members may be deemed a controlling group with respect to FMR Corp. FMR

Corp. is the parent holding company of Fidelity Management & Research Company ("Fidelity") which is an investment advisor registered under the Investment Advisors Act of 1940. According to such filing, Fidelity is the beneficial owner of these shares as a result of acting as investment advisor to several investment companies including Fidelity Low-Priced Stock Fund ("Fund") whose ownership of Bancorp's Common Stock amounted to 501,700 shares. Accordingly, Mr. Johnson 3rd and FMR Corp. through their control of Fidelity and the Fund each has sole power to dispose of such shares. The power to vote these shares resides with the Fund's Board of Trustees. Reference is made to such Schedule 13G filing with the SEC for further information with respect to the beneficial ownership of such shares.

     J.P. Morgan & Co. Incorporated of 60 Wall Street, New York, New York 10260 ("Morgan") has reported in a filing on Schedule 13G under the Securities and Exchange Act of 1934, as amended, that it beneficially owns 462,500 shares of Bancorp's Common Stock, constituting 6.8% of Common Stock outstanding as of December 31, 1996. According to such filing, Morgan has sole power to vote 272,400 shares and sole dispositive power over 462,500 shares of Bancorp's Common Stock. Morgan's Schedule 13G also states that all said shares are held by certain of its subsidiaries including Morgan Guaranty Trust Company of New York, a bank, J.P. Morgan Investment Management, Inc., a registered investment advisor, J.P. Morgan Florida Federal Savings Bank, a registered investment advisor, as well as certain non-qualifying subsidiaries, but according to Morgan's Schedule 13G the amount so owned does not exceed one percent of the total outstanding securities of Bancorp and it is not practical to obtain additional information concerning ownership of Bancorp Common Stock by such non-qualifying subsidiaries.

     Dimensional Fund Advisors Inc. of 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401 ("Dimensional") has reported in a filing on Schedule 13G under the Securities and Exchange Act of 1934, as amended, that it beneficially owns 364,398 shares of Bancorp's Common Stock, constituting 5.4% of Common Stock outstanding as of December 31, 1996. According to such filing, Dimensional, a registered investment advisor, has sole power to vote 256,798 shares and sole dispositive power over 364,398 shares of Bancorp's Common Stock. Dimensional has advised Bancorp that all said shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which entities Dimensional serves as investment manager. Dimensional has advised Bancorp that it disclaims beneficial ownership of all such shares.

     Keefe Managers, Inc. of 375 Park Avenue, 31st Floor, New York, New York 10512 ("Keefe"), a registered investment advisor, has reported in a filing on
Schedule 13G under the Securities and Exchange Act of 1934, as amended, that it beneficially owns 328,000 shares of Bancorp's Common Stock, constituting 4.9% of Common Stock outstanding as of December 31, 1996. According to such filing, Keefe has sole power to vote 328,000 shares and sole dispositive power over 328,000 shares of Bancorp's Common Stock. Keefe's Schedule 13G also states the number of shares reported does not include 33,100 shares, constituting 0.5% of Common Stock outstanding as of December 31, 1996, as to which Rainbow Managers, LLC, a registered investment advisor and an affiliate of Keefe, has sole power to vote and sole dispositive power. Keefe's Schedule 13G disclaims beneficial ownership of such shares.

     The Board of Directors knows of no other person who owns, beneficially or of record either individually or together with associates, 5% or more of the outstanding shares of Bancorp's Common Stock.

                             ELECTION OF DIRECTORS

     The persons named below have been nominated to serve as directors of Bancorp until the 1998 Annual Meeting of Shareholders and until their respective successors are elected and qualify, and management does not intend to nominate any other persons as directors at this Annual Meeting. There are no family relationships between any director, executive officer or person nominated to become a director or executive officer, except: (i) Peter Wu, Ping C. Wu and Chien-Te Wu are brothers and are first cousins to Julian Wu; and (ii) John Wang and Kenneth Wang are brothers. The term family relationship means any relationship by blood, marriage or adoption not more remote than first cousin. The following is a brief biographical description of each nominee. Each of the nominees was elected to his or her present term of office at Bancorp's last Annual Meeting of Shareholders.

                            BANCORP
                            DIRECTOR                      PRINCIPAL OCCUPATION
         NAME         AGE    SINCE                     DURING THE PAST FIVE YEARS
-------------------------   --------   -----------------------------------------------------------
Eric W. Chang         50      1983     From 1975 to present, General Manager, Ocean Seven Corp.,
  (aka Eric W. John)                   and from 1980 to present, General Partner, Ultrapure
                                       Separation Technology, New Mexico.
Helen Y. Chen         54      1986     From 1974 to present, Vice President of Fullong Enterprise
                                       Corp.
Thomas C. T. Chiu     49      1983     Medical doctor.
Stephen Huang         48      1981     1984 to present, President of AAA Universal, Inc., Los
                                       Angeles, CA.
Chuang-I Lin, Ph.D.   56      1983     1980 to present, Chairman and President of Myriad Capital,
                                       Inc.
Ko-Yen Lin            53      1986     1977 to present, President of T. K. Lin Investment Co.,
                                       Calabasas, CA.
Ting Y. Liu, Ph.D.    60      1981     From 1984 to present, Chairman, Phoenix Hotel Group, Inc.;
                                       and since July, 1994, Chairman of General Link Inc.,
                                       Chatsworth, CA.
Alan Thian            44      1982     From 1978 to present, Director of United Overseas
                                       Investment, Inc., a real estate investment concern. From
                                       November 1989 to July 1990, Manager, from July 1990 to May
                                       1993, Vice President, and from May 1993 to June 1996,
                                       Senior Vice President, of General Bank.
John C. Wang          34      1989     From 1987 to present, Vice President of The Wang
                                       Partnership; 1990 to present, Managing Director of South
                                       Bay Capital Corporation; and since 1991 President, Pacific
                                       Coast Realty Services, Inc.
Kenneth C. Wang       36      1991     From 1986 to present, Executive Vice President of The Wang
                                       Partnership, and from 1993 to present, Executive Vice
                                       President of Kenjohn Trading.
Chien-Te Wu           36      1994     From September, 1990 to July, 1993, Executive Vice
                                       President, and since August, 1993 to present, President, of
                                       Tone Yee Investments & Developments.
Julian Wu, Ph.D.      55      1981     1977 to present, General Partner of West Union Investment
                                       Co., Torrance, CA.
Li-Pei Wu             62      1982     From May 1982 to present, President, Chief Executive
                                       Officer and Director, and from June 1984 to present, also
                                       Chairman of Board of Bancorp and General Bank.
Peter Wu, Ph.D.       48      1981     1979 to present, Executive Vice President and since
                                       January, 1995, also Chief Operating Officer of General
                                       Bank. Presently also Executive Vice President of Bancorp
                                       and Secretary of Bancorp and General Bank.

                            BANCORP
                            DIRECTOR                      PRINCIPAL OCCUPATION
         NAME         AGE    SINCE                     DURING THE PAST FIVE YEARS
-------------------------   --------   -----------------------------------------------------------
Ping C. Wu            51      1981     1975 to present, President of President Global Corp., Buena
                                       Park, CA.
Walter Wu             51      1981     1984 to present, President of Wenix International Corp.
Chin-Liang Yen        54      1983     From 1986 to present, President of San Yang Enterprises
                                       Corp.

     The enclosed Proxy will be voted in favor of the election of the above-named nominees as directors, unless authority to vote for directors is withheld. If any of the nominees should be unable or decline to serve, which is not anticipated, discretionary authority is reserved for the proxyholders to vote for a substitute, to be designated by the present Board of Directors.

                     THE BOARD OF DIRECTORS AND COMMITTEES

     As of December 31, 1996, there were seventeen directors of Bancorp. Bancorp had nine (9) special Board of Directors meetings in 1996. All seventeen directors attended more than 75% of the Board Meetings of Bancorp. Bancorp does not have any standing audit, compensation, nominating or personnel committee.

     The Board of Directors of General Bank (the "Bank") had twelve (12) regular meetings during the year 1996. Members of the Board of Directors of the Bank also attended twenty-three (23) loan committee meetings during the year 1996. The Bank has an audit committee composed of seven outside directors which met six (6) times in 1996. The audit committee reviews audits of the Bank and considers the adequacy of auditing procedures.

DIRECTORS' COMPENSATION

     Each director who attends the regular Board of Directors meetings of the Bank is paid $1,000.00 for each attendance. Any director who does not attend is paid $700.00 per meeting. Directors are not paid any fee for attending special Board Meetings unless agreed to by a majority of the Board of Directors. Directors are not paid any fee for attending Board Meetings of Bancorp. Each director who is not an employee is paid $200.00 for each attendance at a committee meeting of the Board of Directors of the Bank.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation paid or accrued by Bancorp or the Bank to or for the account of the Chief Executive Officer and each of the other most highly compensated executive officers of Bancorp and the Bank whose total annual salary and bonus for the last fiscal year exceeds $100,000 (the "Named Executives") for the fiscal years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION(1)
                                             ANNUAL COMPENSATION                ------------------------------------
                                 -------------------------------------------             AWARDS
                                                                     OTHER      -------------------------    PAYOUTS       ALL
                                                                    ANNUAL      RESTRICTED    SECURITIES     -------      OTHER
                                                                   COMPENSA-      STOCK       UNDERLYING      LTIP      COMPENSA-
            NAME AND                      SALARY      BONUS(2)      TION(3)      AWARD(S)       OPTIONS      PAYOUTS     TION(4)
       PRINCIPAL POSITION        YEAR       ($)         ($)           ($)          ($)            (#)          ($)         ($)
-------------------------------- ----    ---------   ----------    ---------    ----------    -----------    -------    ---------
Li-Pei Wu                        1996    $ 364,224   $1,010,620    $198,778         N/A               --       N/A       $21,500
  Chairman of the Board,         1995      350,341      232,921      45,813         N/A               --       N/A        22,240
  President, Chief Executive     1994      336,659      224,943      44,244         N/A               --       N/A        22,240
    Officer
  and Director of Bancorp and
    Bank
Peter Lowe                       1996      109,200      106,574      18,322         N/A            4,000       N/A         5,452
  Executive Vice President and   1995      105,350       35,000       5,906         N/A           10,000       N/A         5,268
  Chief Financial Officer of     1994       50,965       30,000       4,043         N/A           10,000       N/A           N/A
  Bancorp and Bank
Peter Wu                         1996      108,000      100,000      16,875         N/A            7,000       N/A        19,090
  Executive Vice President,      1995      102,950       37,482       6,325         N/A            6,000       N/A        18,148
  Secretary, and Director of     1994       97,100       47,702       8,050         N/A            4,000       N/A        17,855
  Bancorp and Bank and Chief
  Operating Officer of Bank
Domenic Massei                   1996       76,800       60,000      10,125         N/A            3,000       N/A         3,830
  Senior Vice President of       1995       71,938       30,000       4,043         N/A            2,000       N/A         3,597
  Operations Administration of   1994       70,450       21,000       2,830         N/A            2,000       N/A         3,523
    Bank
Eddie Chang                      1996       64,800       67,360       9,079         N/A            2,500       N/A         3,235
  Senior Vice President and      1995(5)        --           --          --          --               --        --            --
  Manager of Real Estate         1994       34,075           --          --         N/A            1,500       N/A         1,591
  Lending Department of Bank

---------------

(1) Bancorp has no plans for granting restricted stock awards, or stock appreciation rights, or making LTIP (Long-term Incentive Plan) payouts.

(2) Amounts shown are profit sharing awards paid for services rendered during 1996, 1995 and 1994 respectively.

(3) Amounts shown each represents gross-up payment to cover the federal income tax for the portion (up to 30%) of the profit sharing award paid to the Named Executive for services rendered during the year which such Executive elects to set aside pursuant to savings incentives. Amounts shown assume each of the Named Executives elects to set aside 30% of the profit sharing award paid to him.

(4) Amounts shown include the matching funds contributed by the Bank pursuant to the General Bank Profit Sharing 401(k) Plan and Director Fees received by the Named Executives who are Directors.

(5) Information is not provided for the year 1995 because Mr. Chang was not an executive officer of Bancorp or Bank for any part of the year during 1995.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table reflects information with regard to stock options granted under the GBC Bancorp Amended and Restated 1988 Stock Option Plan to the Named Executives during fiscal 1996, as indicated in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                                                POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF
                                                                                 STOCK APPRECIATION
                               INDIVIDUAL GRANTS                                 FOR OPTION TERM(4)
----------------------------------------------------------------------------------------------------
                           NO. OF        % OF TOTAL
                         SECURITIES        OPTIONS
                         UNDERLYING      GRANTED TO    EXERCISE OR
                       OPTIONS GRANTED     EMPLOYEES    BASE PRICE  EXPIRATION      5%       10%
         NAME              (1)(2)      IN FISCAL YEAR  ($/SHARE)(3)     DATE       ($)       ($)
----------------------------------------------------------------------------------------------------
  Li-Pei Wu                  -0-             N/A           N/A          N/A        -0-       -0-
----------------------------------------------------------------------------------------------------
  Peter Wu                  1,400           1.99%         17.375     1/17/1998    2,493     5,108
                            1,400           1.99%         17.375     1/17/1999    3,834     8,052
                            1,400           1.99%         17.375     1/17/2000    5,242    11,289
                            1,400           1.99%         17.375     1/17/2001    6,721    14,851
                            1,400           1.99%         17.375     1/17/2002    8,273    18,768
----------------------------------------------------------------------------------------------------
  Peter Lowe                  800           1.13%         17.375     1/17/1998    1,425     2,919
                              800           1.13%         17.375     1/17/1999    2,191     4,601
                              800           1.13%         17.375     1/17/2000    2,996     6,451
                              800           1.13%         17.375     1/17/2001    3,840     8,486
                              800           1.13%         17.375     1/17/2002    4,727    10,725
----------------------------------------------------------------------------------------------------
  Domenic Massei              600           0.59%         17.375     1/17/1998    1,069     2,189
                              600           0.59%         17.375     1/17/1999    1,643     3,451
                              600           0.59%         17.375     1/17/2000    2,247     4,838
                              600           0.59%         17.375     1/17/2001    2,880     6,365
                              600           0.59%         17.375     1/17/2002    3,545     8,044
----------------------------------------------------------------------------------------------------
  Eddie Chang                 500           0.71%         17.375     1/17/1998      890     1,824
                              500           0.71%         17.375     1/17/1999    1,369     2,876
                              500           0.71%         17.375     1/17/2000    1,872     4,032
                              500           0.71%         17.375     1/17/2001    2,400     5,304
                              500           0.71%         17.375     1/17/2002    2,955     6,703

--------------------------------------------------------------------------------
---------------

(1) Options granted in 1996 are exercisable starting 6 months after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(2) Options have a term of 6 years, subject to earlier termination in the event of the optionee's cessation of service with Bancorp. Each installment of vesting shares (reported as separate grants in the above table) will terminate on the second anniversary of the first date as of which such installment becomes exercisable, except for the first installment which will terminate one and one-half years after the date such installment becomes exercisable. Options will become immediately exercisable in the event of a liquidation, reorganization, merger or consolidation of Bancorp with another corporation as a result of which Bancorp is not the surviving corporation, or an asset sale of Bancorp to another person.

(3) The exercise price and tax withholding obligations related to exercise are payable by the optionee at time of exercise.

(4) Exercise price multiplied by the annual appreciation rate shown compounded annually for the full term of the option, multiplied by the number of options granted. The dollar amounts set forth under the heading are the result of calculations at the 5% and 10% rates set by the S.E.C. and therefore are not intended to forecast possible future valuation, if any, of the stock price of the Bancorp. Bancorp did not use any alternate formula for valuation as Bancorp is not aware of any formula which will determine with reasonable accuracy a present value of options based on future, unknown or volatile factors.

OPTION EXERCISES IN LAST FISCAL YEAR AND VALUE OF UNEXERCISED OPTIONS AT YEAR
END

                                                                                            VALUE OF
                                                                                           SECURITIES
                                                                        NUMBER OF          UNDERLYING
                                                                       SECURITIES         UNEXERCISED
                                                                       UNDERLYING         IN-THE-MONEY
                                                                       UNEXERCISED         OPTIONS AT
                                                                       OPTIONS AT        12/31/96(1)(2)
                               SHARES ACQUIRED                         12/31/96(2)        EXERCISABLE/
                                 ON EXERCISE     VALUE REALIZED(1)    EXERCISABLE/       UNEXERCISABLE
            NAME                     (#)                ($)           UNEXERCISABLE           ($)
-----------------------------  ---------------   -----------------   ---------------   ------------------
Li-Pei Wu....................           0                   0        330,000/132,000   $4,808,100/1,923,240
Peter Wu.....................       1,606              24,166         8,280/11,800      105,245/140,850
Peter Lowe...................       4,000              35,750         4,800/15,200       64,550/201,950
Domenic Massei...............       2,928              20,533          2,560/4,900       32,466/57,725
Eddie Chang..................       2,954              24,883          1,760/2,900       22,079/31,625

---------------

(1) Value is based on market value of Bancorp's Common Stock at date of exercise or end of fiscal 1995 minus the exercise price.

(2) Bancorp has no plans pursuant to which stock appreciation rights may be granted.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

     Compensation for each of the Named Executives, as well as other middle level officers and above and certain business development employees, is comprised mainly of a base salary and incentive compensation. The incentive compensation may be made in awards of individual direct incentives, department incentives, Company-wide profit sharing, and long-term compensation in the form of stock options.

     GBC Bancorp and General Bank (collectively the "Company") have maintained the philosophy that compensation to officers should be highly incentive oriented, and that employees should be encouraged to pursue better individual and/or group performance and be rewarded accordingly. Consistent with this compensation philosophy, the Company's existing profit sharing plan was amended in February, 1996 and was expanded to create, in addition to the existing profit sharing program, a new direct incentive program for officers and certain non-officer employees whose business development or profit center financial results can be quantified. Annual profit sharing and incentive awards are made to the Company's officer-employees and eligible non-officer employees involved in business development and marketing under the Company's profit sharing and incentive compensation programs in accordance with the criteria discussed below.

     The amount available for awards under the Company's profit sharing and incentive compensation programs are based on the audited year end financial statements, computed as follows: (i) 5.4% of any amount by which the Bank's tax equivalent income before taxes exceeds 10% of the net equity of the Bank at the beginning of that fiscal year but does not exceed 15% of such net equity; and
(ii) 6.4% of any amount by which such income exceeds 15% of such net equity. Of the amount so determined to be available for the annual profit sharing and incentive awards, specific incentive awards shall first be allocated to those officers eligible to receive direct incentive compensation by virtue of their quantifiable performance, and, only after such incentive awards are so allocated, the Company-wide profit sharing awards shall then be allocated to eligible officers of the Company from the remaining available funds. However, since officers eligible to receive direct individual or group incentives are rewarded based on quantifiable profitability improvements and achievements made during a year, such incentive awards are not dependent upon the Company's achieving the threshold of 10% return on shareholders' equity, but are based upon the officer's individual and/or departmental profitability results. Accordingly, awards may be made to such eligible officers for direct incentives even if the threshold return described above is not met. The Company's management shall report to the Board of Directors if and when such situation arises.

     The Company has established certain weighting guidelines in allocating the Company-wide profit sharing awards. The weighting guidelines are based upon a categorization of the Company's officers and business development personnel into groups representing different job responsibilities. The exact weights assigned to each of the groups will be reviewed annually by the Company's Chief Executive Officer, and may be adjusted depending on the Chief Executive Officer's assessment about each group's contribution to the Company's profits. The allocation of the Company-wide profit sharing awards within each group will be based on each individual's salary and job performance.

     A further component of officer compensation is the awarding of stock options. The Company believes that stock ownership by key employees provides a valuable incentive for them as they will benefit as the GBC Bancorp stock price increases, and that stock-based performance compensation arrangements are also conducive to aligning employees' and shareholders' interests.

     Compensation for the Chief Executive Officer, Mr. Li-Pei Wu, was made in accordance with his seven-year employment agreement with GBC Bancorp and General Bank dated December 19, 1991 (described on page 11) pursuant to the direction and approval of their respective Board of Directors. The formula of the profit sharing award for the Chief Executive officer was initially approved by the Board in 1982 as a part of the compensation provided in his employment agreement, which agreement was subsequently renewed three times without any change in such profit sharing formula.

     In setting the compensation to the Chief Executive Officer pursuant to the aforesaid employment agreement of December 19, 1991, the Board of Directors took particular note of the management's success, under the direction of the Chief Executive Officer, in achieving the financial goals and in effectively directing the Company's operations. The Board of Directors believes Mr. Wu has managed the Company extremely well in a challenging business climate and has accomplished distinguished results in comparison to peer companies in the banking industry.

     In connection with the compensation of the Named Executives, the Board has considered the applicability of Section 162(m) of the Internal Revenue Code. Unless certain requirements are met Section 162(m) limits the Company's tax deduction to $1,000,000 for compensation paid to the Named Executives. However,
Section 162(m) expressly excludes from its application compensation payable under a written binding contract that was in effect on February 17, 1993 and that is not materially modified before the amount is paid. The Chief Executive Officer's employment agreement with the Company (described on page 11) complies with this grandfather clause of Section 162(m) and hence such section is inapplicable to Mr. Li-Pei Wu insofar as his remuneration during 1996 exceeds $1,000,000. There are no other employees of the Company who received compensation over $1,000,000 during 1996. Should Section 162(m) become applicable to the Company in the future, it is the Board of Directors' present intention to comply with the requirements of Section 162(m) in order to maintain the full deductibility of compensation by the Company.

                                              THE BOARD OF DIRECTORS:
                                              Eric W. Chang          Kenneth Wang
                                              Helen Chen             Chien-Te Wu
                                              Thomas C. T. Chiu      Julian Wu
                                              Stephen Huang          Li-Pei Wu
                                              Chuang-I Lin           Peter Wu
                                              Ko-Yen Lin             Ping C. Wu
                                              Ting Y. Liu            Walter Wu
                                              Alan Thian             Chin-Liang Yen
                                              John Wang

EMPLOYMENT AGREEMENT

     Mr. Li-Pei Wu serves as the Chairman, President and Chief Executive Officer of Bancorp and the Bank pursuant to an Employment Agreement entered into on May 5, 1982, and amended on August 15, 1984, and February 5, 1987 (the "Prior Agreement"). The Prior Agreement was again amended on December 19, 1991, on which date a restated Employment Agreement was entered into among Mr. Wu, Bancorp and the Bank (the "Restated Agreement").

     The Restated Agreement provides for an employment term of seven years, commencing January 1, 1992, and ending September 9, 1998, and thereafter the agreement may be renewed at Mr. Wu's option for a successive 12-month period. The Restated Agreement provides for a base annual salary of $300,000, which amount shall be adjusted on January 1, 1993, and on each anniversary thereof, by a percentage increase equal to three percent (3%) over the increase in the Consumer Price Index.

     The Restated Agreement also provides for an annual profit sharing award payable to Mr. Wu, computed as follows: (i) three percent (3%) of any amount by which the Bank's tax equivalent income before taxes exceeds ten percent (10%) of the net equity of the Bank at the beginning of that fiscal year but does not exceed fifteen percent (15%) of such net equity; and (ii) four percent (4%) of any amount by which such income exceeds fifteen percent (15%) of such net equity. In addition, under the Restated Agreement Mr. Wu will also be entitled to receive from each Bancorp subsidiary (other than the Bank), if any exists, a profit sharing award computed in accordance with a formula similar to the one described in the preceding sentence. Amounts of profit sharing awards received by Mr. Wu with respect to services rendered in 1996, 1995 and 1994 are included in the Summary Compensation Table.

     Pursuant to the Restated Agreement, Mr. Wu now holds an option under the GBC Bancorp Amended and Restated 1988 Stock Option Plan to purchase an aggregate of 462,000 shares of Common Stock of Bancorp at a price of $13.18 per share, exercisable in seven cumulative annual installments of 66,000 shares, the first of which became exercisable on June 1, 1992, and the remainder of which became exercisable commencing January 1, 1993, and continuing thereafter on each of the first five (5) anniversaries thereof.

     In the event of the disability of Mr. Wu, the Bank may terminate his employment upon six (6) months prior written notice, during which period he is entitled to his regular pay; thereafter, the Bank shall be obligated to pay sixty percent (60%) of his then current annual salary until the disability ceases to exist.

     The Restated Agreement further provides that, at the termination of Mr. Wu's employment, Bancorp shall, at Mr. Wu's option, retain him as a consultant for a term not to extend beyond December 9, 2004, for the annual compensation of $50,000, subject to adjustment by a percentage increase equal to the increase in the Consumer Price Index as provided in the Restated Agreement. In the event of any merger or consolidation or acquisition of Bancorp or the Bank, whereby Bancorp or the Bank is not the surviving entity, or another entity or person acquires more than fifty percent (50%) of the outstanding Common Stock of the Bank or Bancorp in one or more transactions, or the Bank or Bancorp ceases to exist pursuant to any of such transactions or similar transactions (any of which herein referred to as a "Triggering Event"), under the contingency stock option granted pursuant to the Prior Agreement, Mr. Wu shall have the right to purchase 121,000 shares of Bancorp Common Stock at $3.72 per share, exercisable by Mr. Wu upon the execution of an agreement or the application to any regulatory authority for approval of or consent to any Triggering Event, such right to remain exercisable in whole or in part until 45 days after the consummation of the Triggering Event. If any Triggering Event is not consummated, such contingent option shall then not be exercisable, but shall continue in full force and effect and be exercisable upon the occurrence of any future Triggering Event. In addition, upon the occurrence of a Triggering Event, the stock options granted to Mr. Wu under the Restated Agreement shall become immediately exercisable in full.

CHANGE IN CONTROL ARRANGEMENTS

     Bancorp has certain compensatory arrangements with its executive officers which will result from a change in control of the company. All stock option agreements outstanding under the GBC Bancorp Amended and Restated 1988 Stock Option Plan provide for the acceleration of exercisability of options upon the occurrence of certain triggering events, including a liquidation, reorganization, merger or consolidation of Bancorp with another corporation as a result of which Bancorp is not the surviving or resulting corporation, or a sale of substantially all the assets of Bancorp to another person, or a reverse merger in which Bancorp is the surviving corporation but the shares of Bancorp's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property.

     In addition, pursuant to the authorization of the Board of Directors of Bancorp, certain employees of the Bank were granted contingency stock options to purchase Common Stock of Bancorp upon the occurrence of a triggering event. The term triggering event for this purpose shall mean the execution of an agreement providing for any of the following transactions or the application to any regulatory authority for approval of or consent to any of the following transactions: sale of substantially all of the assets of the Bank or Bancorp, any merger or consolidation or acquisition of the Bank or Bancorp whereby the Bank or Bancorp is not the surviving entity, or an entity or person or such person and his associates acquires up to fifty percent (50%) of the outstanding Common Stock of the Bank or Bancorp in one transaction or in a series of related transactions, or the Bank or Bancorp ceases to exist pursuant to any such transactions or similar transactions. The contingency stock option may be exercised in whole or in part by the employee at any time after the occurrence of the triggering event and until forty five (45) days after the date the triggering event is consummated. In the event an employee's employment by the Bank is terminated, the contingency stock option previously granted to him is also terminated.

              DISCLOSURE OF LATE FILINGS OF SECTION 16(a) REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's directors and executive officers, and persons who own more than 10% of a registered class of Bancorp's equity security (if any), to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock of Bancorp. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the issuer with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to Bancorp or representations that no other reports were required, Bancorp believes that, during the 1996 fiscal year, all filing requirements applicable to Bancorp's officers and directors were compiled with.

                         COMPARATIVE STOCK PERFORMANCE

     Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock of Bancorp for the last five fiscal years with the cumulative total return on the S&P 500 Index and the SNL Securities, L.P. California Independent Bank Stock Index over the same period.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            AMONG GBC BANCORP, S&P 500 INDEX & SNL SECURITIES, L.P.
                   CALIFORNIA INDEPENDENT BANK STOCK INDEX**

                                                            California
        Measurement Period                               Independent Bank
      (Fiscal Year Covered)             GBC Bancorp         Stock Index           S&P 500
1991                                            100.00              100.00              100.00
1992                                            103.54              100.51              107.62
1993                                            109.17              128.30              118.47
1994                                            102.85              131.31              120.03
1995                                            129.30              181.46              165.13
1996                                            208.01              223.96              202.89

ASSUMES $100 INVESTED ON DECEMBER 31, 1990 IN GBC BANCORP COMMON STOCK, S&P 500 INDEX, AND SNL SECURITIES, L.P. CALIFORNIA INDEPENDENT BANK STOCK INDEX

 * TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
** FISCAL YEAR ENDING DECEMBER 31

                         INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP has audited the books and records of Bancorp since September, 1992, and the Board of Directors intends to re-appoint KPMG Peat Marwick LLP for Bancorp's fiscal year ending December 31, 1997. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                              CERTAIN TRANSACTIONS

     Some of the directors and executive officers of Bancorp and the companies with which they are associated are customers and have had banking transactions with the Bank in the ordinary course of the Bank's business, and the Bank expects to have banking transactions with such persons in the future. In Management's opinion, all loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of Management, did not involve more than a normal risk of collectibility or present other unfavorable features. The aggregate balance outstanding at December 31, 1996, of all such loans and credit extensions to all directors and executive officers of the Bank, together with their associates, was $5,474,522, constituting approximately 4.79% of the Bank's Stockholders' Equity.

                            SHAREHOLDERS' PROPOSALS

     Any shareholder of Bancorp who wishes to present a proposal to be considered at the next Annual Meeting of Shareholders of Bancorp and who wishes to have such proposal presented in Bancorp's Proxy Statement for such Meeting must deliver such proposal in writing to Bancorp at its head office stated above not later than December 31, 1997.

                                 OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

                                          GBC BANCORP

                                       (SIG)

                                          Peter Wu
                                          Secretary

Dated: March 24, 1997

     A COPY OF BANCORP'S 1996 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO GBC BANCORP, 800 WEST SIXTH STREET, LOS ANGELES, CALIFORNIA 90017. ATTENTION: INVESTOR RELATIONS.

                                  GBC BANCORP

                 ANNUAL MEETING OF SHAREHOLDERS APRIL 24, 1997

     The undersigned hereby appoints Judy Hung and Peter Wu, or either of them, proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of GBC Bancorp held on record by the undersigned on February 28, 1997, at the Annual Meeting of Shareholders to be held on April 24, 1997 or any adjournments thereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

(PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.)

                        (TO BE SIGNED ON THE OTHER SIDE)



                                                                   -----------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   -----------

/X/ Please mark
       your
   votes as this
     example


1. ELECTION OF
   DIRECTORS

   FOR all nominees listed below (except as marked to the contrary below) / /

   WITHOUT AUTHORITY to vote for all nominees listed below / /

   INSTRUCTIONS: To withhold authority to vote for any individual nominee write that name on the space provided below.


   Nominees: Eric W. Chang, Helen Y. Chen, Thomas C.T. Chiu, Stephen Huang,
             Chuang-I Lin, Ko-Yen Lin, Ting Yung Liu, Alan Thian, John Wang, Kenneth Wang, Chien-Te Wu, Julian Wu, Li-Pei Wu, Peter Wu,
             Ping C. Wu, Walter Wu, Chin-Liang Yen

2. OTHER BUSINESS: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM (1). IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.


Please date this Proxy and sign as the name appears below.


Signature(s)_____________________________________ Dated: ___________, 1997

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.